Exhibit 10.1
AMENDMENT NO. 1 TO CREDIT AGREEMENT
     This Amendment No. 1 to Credit Agreement dated as of March 10, 2008 (this “Amendment”), is made by and among GRAPHIC PACKAGING INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), GRAPHIC PACKAGING CORPORATION, a Delaware corporation (“Holding”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), each of the existing Lenders under such Credit Agreement (collectively, the “Existing Lenders”) party hereto, and each of the Persons becoming Lenders by the execution of this Amendment (the “Joining Lenders”), and each of the Subsidiary Guarantors (as defined in the Credit Agreement) signatory hereto.
WITNESSETH:
     WHEREAS, the Borrower, the Administrative Agent, and the Lenders have entered into that certain Credit Agreement dated as of May 16, 2007 (as hereby amended and as from time to time further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower a term loan facility and a revolving credit facility, including a letter of credit facility; and
     WHEREAS, Holding, the Borrower and each of the Subsidiary Guarantors have entered into that certain Guarantee and Collateral Agreement dated as of May 16, 2007 (as from time to time amended, modified, supplemented, restated, or amended and restated, the “Guarantee and Collateral Agreement”) (i) pursuant to which Holding and each Subsidiary Guarantor has guaranteed the payment and performance of the obligations of the Borrower under the Credit Agreement and the other Loan Documents, and (ii) which secures the Obligations of the Loan Parties under the Credit Agreement and other Loan Documents; and
     WHEREAS, the Borrower has requested (i) an Incremental Term Facility in an aggregate amount of $1,200,000,000 (such Incremental Term Facility provided herein being referred to herein as the "2008 Incremental Term Facility”), and (ii) an increase in the Aggregate Revolving Credit Commitments in an aggregate amount of $100,000,000 (such increase being referred to herein as the "2008 Incremental Revolving Commitment”), all as set forth herein, and the Administrative Agent and the Lenders signatory hereto are willing to effect such addition of an Incremental Term Facility and such Incremental Revolving Commitment on the terms and conditions contained in this Amendment;
     NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Incremental Facility Amendment. The parties hereto agree and acknowledge that for all purposes this Amendment shall be considered an “Incremental Facility Amendment”, as such term is defined in and used in the Credit Agreement.
2.	Agreements related to 2008 Incremental Term Facility.
(a)	Subject to the terms and conditions set forth herein, each Lender designated as a “2008 Incremental Term Lender” on Schedule 1 hereto (each such Lender being a “2008 Incremental Term Lender”) hereby severally agrees pursuant to Section 2.6 of the Credit Agreement to make a single loan (each such loan, a “2008 Incremental Term Loan”) to the Borrower in Dollars on the Funding Date (as defined in Section 6(b)) in a principal amount equal to the amount set forth opposite such 2008 Incremental Term Lender’s name on Schedule 1 hereto under the caption “2008 Incremental Term Commitment”. The 2008 Incremental Term Loans shall be made simultaneously by the 2008 Incremental Term Lenders in accordance with their respective Applicable Percentages of the 2008 Incremental Term Facility specified on Schedule 1. Amounts borrowed pursuant to this Section 2(a) and repaid or prepaid may not be reborrowed. The 2008 Incremental Term Loans may be Base Rate Loans or Eurocurrency Loans and converted from one Type of Loan to the other on the same terms as Term B Loans pursuant to Section 2.2 of the Credit Agreement except that (i) during the existence of an Event of Default, other than those Events of Default described in subsection 9(a) or 9(f), the Required Incremental Term Lenders may require that no 2008 Incremental Term Loans may be converted to or continued as Eurocurrency Loans without the consent of the Required Incremental Term Lenders, and (ii) after giving effect to all Incremental Term Loan Borrowings, all conversions of Incremental Term Loans from one Type to the other, and all continuations of Incremental Term Loans as the same Type, there shall not be more than eight Interest Periods in effect in respect of the 2008 Incremental Term Facility. Notwithstanding anything herein or in subsection 2.2 of the Credit Agreement to the contrary, the Borrower may not select (i) the Eurocurrency Rate for the initial extension of the 2008 Incremental Term Loans or (ii) Interest Periods for 2008 Incremental Term Loans as Eurocurrency Loans that have a duration of more than one month during the period from the date hereof to the date which is 15 days after the funding date thereof (or such earlier date as shall be specified by the Administrative Agent in a notice to the Borrower and the Lenders). The 2008 Incremental Term Loans may not be converted into a currency other than Dollars.

(b)	The 2008 Incremental Term Facility shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term B Loans.

(c)	The final maturity and “Termination Date” with respect to the 2008 Incremental Term Facility shall be May 16, 2014, which is the Termination Date with respect to the Term B Facility.

(d)	The 2008 Incremental Term Facility shall be subject to optional and mandatory prepayment on the same terms as Term B Loans pursuant to Section 4.2 of the

Credit Agreement except that any voluntary prepayment of the 2008 Incremental Term Loans effected on or prior to the first anniversary of the funding date thereof as a result of a Repricing Transaction (as defined below) shall be accompanied by a prepayment fee equal to 1.00% of the principal amount of the 2008 Incremental Term Loans prepaid, unless such prepayment premium is waived by the applicable Lender. Prepayments pursuant to subsections 4.2(b) and 4.2(c) of the Credit Agreement shall be applied to prepay Term B Loans and 2008 Incremental Term Loans, if any, then outstanding on a pro rata basis. As used above, the term “Repricing Transaction” means any voluntary prepayment of the 2008 Incremental Term Loans using proceeds of new term loans (including without limitation any Incremental Term Loans) for which the interest rate payable thereon on the date of such optional prepayment is lower than the Eurocurrency Rate on the date of such optional prepayment plus the Applicable Margin with respect to the 2008 Incremental Term Loans on the date of such optional prepayment, provided that the primary purpose of such prepayment is to refinance the 2008 Incremental Term Loans at a lower interest rate (e.g. not in connection with a “change of control” or other similar transaction).
(e)	For all purposes and uses in the Credit Agreement (including without limitation for purposes of the definition of “Default Rate” and Subsections 4.1(a) and (b) thereof), the rates per annum set forth below under the relevant column headings shall be considered the “Applicable Margin” applicable to the 2008 Incremental Term Facility:

Base Rate Loans	Eurocurrency Loans
1.75%	2.75%

(f)	The Borrower shall pay to the Administrative Agent for the account of each 2008 Incremental Term Lender, in consecutive semi-annual installments (subject to reduction as provided in subsection 4.2 of the Credit Agreement), on the dates and in the principal amounts, (together with all accrued interest thereon) (or such earlier date on which the 2008 Incremental Term Loans become due and payable pursuant to Section 9 of the Credit Agreement) set forth below, and the parties hereto agree and acknowledge that the payment of such principal amounts on such dates shall result in the 2008 Incremental Term Loans having a weighted average life that is not less than that of the Term B Loans:

Date	Amount

June 30, 2008	$6,000,000.00
December 31, 2008	$6,000,000.00
June 30, 2009	$6,000,000.00
December 31, 2009	$6,000,000.00
June 30, 2010	$6,000,000.00
December 31, 2010	$6,000,000.00
June 30, 2011	$6,000,000.00
December 31, 2011	$6,000,000.00

Date	Amount
June 30, 2012	$6,000,000.00
December 31, 2012	$6,000,000.00
June 30, 2013	$6,000,000.00
December 31, 2013	$6,000,000.00
Termination Date	Balance
(g)	The parties hereto agree and acknowledge that for all purposes (i) the 2008 Incremental Term Facility provided herein shall be considered an “Incremental Term Facility”, (ii) each 2008 Incremental Term Lender shall be considered an “Incremental Term Lender”, (iii) the borrowing made hereunder shall be considered an “Incremental Term Borrowing”, (iv) the commitment of each 2008 Incremental Term Lender hereunder to make 2008 Incremental Term Loans pursuant to the terms hereof shall be considered an “Incremental Term Commitment” and (v) each Loan made pursuant to this Section 2 shall be considered an “Incremental Term Loan”, in each case as such terms are defined in and used in the Credit Agreement.

(h)	The Borrower agrees that, promptly upon the request to the Administrative Agent by any Lender, in order to evidence such Lender’s 2008 Incremental Term Loan, the Borrower will execute and deliver to such Lender a promissory note in form and substance as reasonably requested by the Administrative Agent, with appropriate insertions as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the unpaid principal amount of the 2008 Incremental Term Loan made by such Lender to the Borrower.
3.	Agreements related to 2008 Incremental Revolving Commitment.
(a)	Subject to the terms and conditions set forth herein and in the Credit Agreement, each Lender designated as a “2008 Incremental Revolving Credit Lender” on Schedule 1 hereto (each such Lender being a “2008 Incremental Revolving Lender”) hereby severally agrees pursuant to Section 2.6 of the Credit Agreement to provide the Incremental Revolving Commitment set forth opposite such 2008 Incremental Revolving Credit Lender’s name on Schedule 1 hereto under the caption “2008 Incremental Revolving Commitment”. Schedule 1 also specifies the Revolving Credit Commitment and the Applicable Revolving Credit Percentage of each Revolving Credit Lender party hereto after giving effect to the 2008 Incremental Revolving Commitment.

(b)	The parties hereto agree and acknowledge that for all purposes (i) the 2008 Incremental Revolving Commitment provided herein shall be considered an “Incremental Revolving Commitment”, (ii) each 2008 Incremental Revolving Lender shall be considered a “Revolving Credit Lender”, and (iii) each Loan made pursuant to the Incremental Revolving Commitment shall be considered a “Revolving Credit Loan”, in each case as such terms are defined in and used in the Credit Agreement.
4.	Joining Lender Acknowledgements. By its execution of this Amendment, each

Joining Lender hereby confirms and agrees that, on and after the Amendment Effectiveness Date, it shall be and become a party to the Credit Agreement as a Lender, and shall have all of the rights and be obligated to perform all of the obligations of a Lender thereunder with the Commitment applicable to such Lender identified on Schedule 1 attached hereto in addition to any commitment applicable thereto immediately prior to the effectiveness hereof. Each Joining Lender further (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is sophisticated with respect to decisions to acquire assets of the type presented by its Commitment and either it, or the Person exercising discretion in making its decision to acquire such asset, is experienced in acquiring assets of such type, (iii) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to subsection 7.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to acquire such asset, (iv) it has independently and without reliance upon the Administrative Agent or any other Lender, or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and its own decision to enter into this Amendment and to purchase such asset, (v) it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its activities, that it will participate under the Credit Agreement as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender thereunder and (vi) if it is a Foreign Lender, any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, has been duly completed and executed by such Lender and delivered to the Administrative Agent, and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, or any other Lender, or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and its own decisions in taking or not taking action under or based upon the Credit Agreement, any other Loan Document or any related agreement or any document furnished thereunder, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. On and after Amendment Effectiveness Date, all references to the “Lenders” in the Credit Agreement shall be deemed to include the Joining Lenders.
     5. Revolving Credit Lender Acknowledgements. On the Amendment Effectiveness Date, (i) each Existing Lender and each Joining Lender that has a 2008 Incremental Revolving Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Revolving Credit Lenders, as being required in order to cause, after giving effect to such increase and joinder and the application of such amounts to make payments to such other relevant Revolving Credit Lenders, the outstanding Revolving Credit Loans (and risk participations in outstanding Swing Line Loans and L/C-BA Obligations) to be held ratably by all Revolving Credit Lenders in accordance with their respective Applicable Percentages (as revised by this

Amendment), (ii) the Borrower shall be deemed to have prepaid and reborrowed the outstanding Revolving Credit Loans as of the Amendment Effectiveness Date to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Amendment and the joinder of the Joining Lenders, and (iii) the Borrower shall pay to the relevant Revolving Credit Lenders the amounts, if any, required pursuant to Subsection 4.10 of the Credit Agreement as a result of such prepayment.
     6. Effectiveness of Amendment and Commitments; Funding Date.
     (a) This Amendment and the Commitments herein provided shall become effective upon the receipt by the Administrative Agent of each of the following (the date all of such items have been received, the “Amendment Effectiveness Date”):
(i)	counterparts of this Amendment, duly executed by Holding, the Borrower, the Administrative Agent, each Subsidiary Guarantor, the 2008 Incremental Term Lenders and the 2008 Incremental Revolving Lenders; and

(ii)	a certificate, dated the Amendment Effectiveness Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs Subsections 6.2(a) and (b) of the Credit Agreement, it being understood that all references to “the date of such Borrowing” in such Subsection 6.2 shall be deemed to refer to the Amendment Effectiveness Date.
     (b) The funding of the 2008 Incremental Term Loans shall occur upon satisfaction of the conditions precedent set forth below (the date of satisfaction thereof, the “Funding Date”). The Borrower hereby agrees that the Total Revolving Credit Outstandings shall not exceed $300,000,000 at any time until the Funding Date occurs.
     (i) Documents. The Administrative Agent shall have received (w) Assumption Agreements, in the form attached to the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each Person becoming a Subsidiary of the Borrower on the Funding Date (other than a Foreign Subsidiary, a Subsidiary of a Foreign Subsidiary, or a Receivables Subsidiary) (collectively the “Joining Guarantors”) and an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Joining Guarantor; (x) Revolving Credit Notes and Term Notes executed by the Borrower in favor of each Lender requesting a Revolving Credit Note or the Term Notes, as applicable; (y) favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Funding Date) of (A) Alston & Bird LLP, counsel for the Borrower, and (B) Stephen A. Hellrung, counsel to the Borrower, and (z) Amendment No. 2 to Credit Agreement dated as of March 7, 2008 (“Amendment No. 2”), in the form previously approved by the Administrative Agent and the Borrower, executed and delivered by a duly authorized officer of each Person party thereto.

     (ii) Merger Certificates. The Administrative Agent shall have received (x) a certificate of a Responsible Officer of Holding and the Borrower attaching a true, correct and complete copy of the Transaction Agreement and Agreement and Plan of Merger (the “Merger Agreement”), dated July 9, 2007, entered into among Holding, Bluegrass Container Holdings LLC (“BCH”), and the Sellers (as defined therein), together with all schedules and exhibits thereto, and certifying as to the consummation of the transaction described therein without giving effect to any modifications, amendments or waivers thereto that are material and adverse to the Lenders (as reasonably determined by the Administrative Agent), without the prior consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed); it being further agreed that any modification, amendment or waiver of the representation and warranty set forth in Section 3.1(f)(ii) of the Merger Agreement, including any of the definitions referred to in such section, shall be deemed to be material and adverse to the Lenders and (y) a copy of the Certificate of Merger filed pursuant to Section 1.2(a) of the Merger Agreement. The transactions contemplated by the Merger Agreement, the refinancing of the outstanding indebtedness of BCH as contemplated by this Amendment, the execution, delivery and performance of Amendment No. 2 and the payment of all transactions costs in connection therewith are herein collectively referred to as the “Altivity Transactions”.
     (iii) Termination of Altivity Credit Facilities and Letters of Credit. The Administrative Agent shall receive, substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 6(b), evidence reasonably satisfactory to it that (A) the first and second lien credit agreements, each dated as of June 30, 2006 (each as amended, supplemented or otherwise modified from time to time prior to the Funding Date, the “Altivity Credit Facilities”) among Bluegrass Container Holdings LLC, Altivity Packaging, LLC, JPMorgan Chase Bank, N.A., as administrative agent under the first lien credit agreement, Lehman Commercial Paper Inc., as administrative agent under the second lien credit agreement, the lenders from time to time party to each such agreement, and the other persons party to each such agreement shall be simultaneously terminated, (B) all amounts thereunder shall be simultaneously paid in full, (C) all letters of credit in connection with the Altivity Credit Facilities shall be incorporated as Letters of Credit deemed issued under the Credit Agreement and the Administrative Agent shall have received reasonably satisfactory information with respect thereto and (D) arrangements reasonably satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.
     (iv) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from an authorized financial officer of Holding and the Borrower, certifying that after giving effect to the transactions to occur on the date hereof (including without limitation the entering into by the respective Loan Parties of this Amendment, the Assumption Agreements and the other Loan Documents on the date hereof, the Altivity Transactions (as defined below) and the incurrence of Indebtedness under the Loan Documents on the date hereof), Holding, the Borrower and their respective Subsidiaries, measured on a consolidated basis, are Solvent.

     (v) Financial Information. The Lenders that are signatories hereto shall have received copies of (x) pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Funding Date, prepared after giving effect to the Altivity Transactions as if the Altivity Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements)(it being understood that the proforma consolidated statements ending December 31, 2007 and any future pro forma statements shall incorporate a valuation of assets acquired pursuant to the Altivity Transactions performed as of September 30, 2007) and (y) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Bluegrass Container Holdings LLC for the most recently completed fiscal year ended December 31, 2006 (and, to the extent the Funding Date occurs on or after March 31, 2008, the fiscal year ended December 31, 2007) and (z) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Bluegrass Container Holdings LLC for each subsequent fiscal quarter after December 31, 2006 ended at least 45 days before the Funding Date.
     (vi) Loan Notice. The Administrative Agent shall have received a Loan Notice of the Borrower, dated on or before the Funding Date, with appropriate insertions and attachments, executed by a Responsible Officer of the Borrower.
     (vii) Fees and Expenses. All of the fees and expenses payable on the Funding Date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
     (viii) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates, if any, representing the Pledged Stock in which such Joining Guarantors have rights under (and as defined in) the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.
     (ix) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors or comparable body of each of Holding, the Borrower and the Joining Guarantors authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, any Notes and the other Loan Documents to be executed by such Loan Party in connection with this Amendment, (ii) the Credit Extensions to such Loan Party (if any) to occur on the Funding Date and (iii) the granting by such Loan Parties of the Liens to be created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party as of the Funding Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.

     (x) Incumbency Certificates of the Loan Parties. The Administrative Agent shall have received a certificate of each of Holding, the Borrower and the Joining Guarantors, dated the Agreement Date, as to the incumbency and signature of the officers or other individuals executing any Loan Documents on behalf of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary (or other individual providing similar duties) of such Loan Party.
     (xi) Governing Documents. The Administrative Agent shall have received copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each of Holding, the Borrower and the Joining Guarantors, certified as of the Funding Date as complete and correct copies thereof by the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party, or (with respect to any such Loan Party which delivered such governing documents on the Closing Date) a certificate from each applicable Loan Party certifying as to the absence of any amendment or change to such governing documents since the Closing Date
     (xii) Outside Date. The conditions in this Section 6(b) shall be satisfied on or before June 30, 2008 (the “Outside Date”). If the Funding Date has not occurred on or before the Outside Date or the Merger Agreement terminates prior to the Outside Date or the Borrower publicly announces its intent not to consummate the transactions thereunder, (A) the 2008 Incremental Term Commitments shall terminate, and (B) the Borrower hereby irrevocably requests a reduction of the Aggregate Revolving Commitments in the amount of $100,000,000 as soon as practicable.
     7. Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments, agreements and acknowledgements set forth herein and hereby confirms and ratifies in all respects the Guarantee and Collateral Agreement (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments, agreements and acknowledgements contemplated hereby, including without limitation, such Guarantor’s payment and performance obligations with respect to all 2008 Incremental Term Loans made pursuant to the 2008 Incremental Term Facility and all Revolving Credit Loans made pursuant to the 2008 Incremental Revolving Commitment) and the enforceability of the Guarantee and Collateral Agreement against such Guarantor in accordance with its terms.
     8. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:
     (a) The representations and warranties made by each Loan Party in Subsection 5 of the Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party or which are contained in any certificate furnished by or on behalf of such Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to an earlier date in which case such representations and warranties are true and correct in all material respects as of such earlier date;
     (b) The Persons appearing as Subsidiary Guarantors on the signature pages to this Amendment constitute all Persons who are required to be Subsidiary Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Subsidiary Guarantors after the Closing Date, and each of such Persons has become and remains a party to the Guarantee and Collateral Agreement as a “Guarantor”;
     (c) This Amendment has been duly authorized, executed and delivered by Holding, the Borrower and the Subsidiary Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;
     (d) No Default or Event of Default has occurred and is continuing; and
     (e) Holding is in Pro Forma Compliance.
     9. Consent of Lenders. Each of the Borrower and the Administrative Agent hereby consents, acknowledges and agrees that each 2008 Incremental Term Lender extending commitments under the 2008 Incremental Term Facility is satisfactory to it. Each of the Borrower, the Administrative Agent, the Swing Line Lender, the L/C Issuer and the Alternative Currency Funding Fronting Lender hereby consents, acknowledges and agrees that each 2008 Incremental Revolving Lender providing a portion of the 2008 Incremental Revolving Commitment is satisfactory to it.
     10. Entire Agreement. This Amendment, together with all the Loan Documents, that certain Amended and Restated Commitment Letter dated January 12, 2008 by and among Holding and the Initial Lenders and Joint Bookrunners named therein and that certain Amended and Restated Fee Letter dated January 12, 2008 by and among Holding and the Initial Lenders and Joint Bookrunners named therein (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Subsection 11.1 of the Credit Agreement.
     11. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.
     12. Additional Covenant. Each 2008 Incremental Term Loan Lender and each 2008 Incremental Revolving Lender party hereto agrees that the execution of this Amendment constitutes its consent to, and an affirmative vote in favor of, the terms of Amendment No.2.
     13. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic delivery (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
     14. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Subsection 11.15 of the Credit Agreement.
     15. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
     16. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby and as further amended, supplemented or otherwise modified from time to time.
     17. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, Holding, the Administrative Agent, each of the Subsidiary Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Subsection 11.6 of the Credit Agreement.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER: GRAPHIC PACKAGING INTERNATIONAL, INC., as Borrower
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

HOLDING: GRAPHIC PACKAGING CORPORATION, as Holding
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS: SLEVIN SOUTH COMPANY
By:	/s/ Stephen A. Hellrung
	Name:	Stephen A. Hellrung
	Title:	Senior Vice President, General Counsel and Secretary

GOLDEN TECHNOLOGIES COMPANY, INC.
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

GOLDEN EQUITIES, INC.
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

Graphic Packaging International, Inc.
Amendment No. 1 To Credit Agreement
Signature Page

LAUENER ENGINEERING LIMITED
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

Graphic Packaging International, Inc.
Amendment No. 1 To Credit Agreement
Signature Page

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Anne M. Zeschke
	Name:	Anne M. Zeschke
	Title:	Assistant Vice President
Graphic Packaging International, Inc.
Amendment No. 1 To Credit Agreement
Signature Page

LENDERS: BANK OF AMERICA, N.A., as a Lender, Swing Line Lender, L/C Issuer and Alternative Currency Funding Fronting Lender
By:	/s/ Shawn Jenko
	Name:	Shawn Jenko
	Title:	Senior Vice President

Graphic Packaging International, Inc.
Amendment No. 1 To Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A.
By:	/s/ Peter S. Predun
	Name:	Peter S. Predun
	Title:	Executive Director
Graphic Packaging International, Inc.
Amendment No. 1 To Credit Agreement
Signature Page

GOLDMAN SACHS CREDIT PARTNERS L.P.
By:	/s/ Walt Jackson
	Name:	Walt Jackson
	Title:	Authorized Signatory
Graphic Packaging International, Inc.
Amendment No. 1 To Credit Agreement
Signature Page

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ James J. Hess
	Name:	James J. Hess
	Title:	Senior Vice President
Graphic Packaging International, Inc.
Amendment No. 1 To Credit Agreement
Signature Page